Notice of Guaranteed Delivery

Regarding the Offer by

ACM MANAGED DOLLAR INCOME FUND, INC.

To Purchase for Cash 924,778 of Its Issued and Outstanding

Shares at Net Asset Value Per Share

This form must be used to accept the Offer (as defined below) if a Stockholder’s certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Each term used in this form that is not otherwise defined herein shall have the meaning specified in the Offer to Purchase dated May 4, 2009. This form must be signed by the Stockholder and sent to the Depositary by overnight courier, mail or facsimile at the appropriate address or facsimile number set forth below. Tenders using this form may be made only by or through an Eligible Institution as defined in Section 4(b) of the Offer to Purchase.

Depositary Addresses:

By First Class Mail:

Computershare Trust Company, N.A.

c/o Corporate Actions

P.O. Box 43011

Providence, RI 02940-3011

By Registered, Certified Or Express

        Mail Or Overnight Courier:

Computershare Trust Company, N.A.

c/o Corporate Actions

250 Royall Street

Canton, MA 02021

By Facsimile:

(617) 360-6810

Depositary Telephone Number to Confirm Receipt of Notices: (781) 575-2332

DELIVERY OF THIS INSTRUMENT

OTHER THAN AS SET FORTH ABOVE DOES NOT

CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to ACM Managed Dollar Income Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 4, 2009 and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the “Offer”), receipt of which are hereby acknowledged, (i) the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase and (ii) all Shares held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan.

(Please Print Except for Signature(s))

Number of Shares Tendered:

Certificate Nos. (if available):

If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box:  ☐

DTC Participant Number:

Name(s) of Record Holder(s):

Address:

Telephone Number, including Area Code:

If the undersigned is the beneficial owner of the Shares being tendered, the undersigned hereby represents and warrants that all Shares owned by the undersigned as of the date of purchase of Shares by the Fund pursuant to the Offer and all Shares attributed to the undersigned for Federal income tax purposes as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be tendered pursuant to the Offer.

Dated:                             , 2009

Individual(s)

Signature(s)

Entity

Name of Firm

Authorized Signature

Name:

Title:

GUARANTEE

The undersigned, an Eligible Institution as defined in Section 4(b) of the Offer to Purchase, hereby, with respect to the Shares tendered hereby pursuant to the guaranteed delivery procedures set forth in Section 4(e) of the Offer to Purchase: (a) represents that the person(s) named on the previous page “own(s)” such Shares within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the tender of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing such Shares, in proper form for transfer (or to tender Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees, any other required documents, and the $25.00 Processing Fee payable to Computershare Trust Company, N.A. prior to 5:00 p.m., Eastern Time, on the second New York Stock Exchange trading day after the date of execution of this Guarantee.

(Please Print Except for Signature)

Name of Firm:

Authorized Signature:

Name:

Title:

Address:

(Include Zip Code)

Telephone Number, including Area Code:

Dated:                             , 2009